SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2002

Commission File No. 000-28715

NEOFORMA, INC.
(Exact name of the Registrant as Specified in its Charter)

Delaware	77-0424252
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3061 Zanker Rd., San Jose, CA	95134
(Address of principal executive offices)	(Zip code)

(408) 468-4000
(The Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:
None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 Par Value Per Share

Item 4.    Changes in Registrant’s Certifying Accountant.

On May 31, 2002, Neoforma, Inc. (the “Company”) decided to dismiss its independent auditors, Arthur Andersen LLP (“AA”), and subsequent to May 31, 2002, the Company engaged Deloitte & Touche LLP (“D&T”) as its new independent auditors. The decisions to dismiss AA and engage D&T were approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

The audit report of AA on the Company’s consolidated financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2001 and December 31, 2000, and the interim period from January 1, 2002 through May 31, 2002, there were no disagreements between the Company and AA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of AA, would have caused AA to make reference to the subject matter of the disagreement in connection with its report; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided AA with a copy of the disclosures contained herein. At the Company’s request, AA has provided the Company with a letter addressed to the Securities and Exchange Commission, dated June 3, 2002, stating that AA agrees with the statements made by the Company in this Item 4. A copy of this letter is filed herewith as Exhibit 16.01.

During the fiscal years ended December 31, 2001 and December 31, 2000, and the interim period from January 1, 2002 through May 31, 2002, the Company did not consult with D&T regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Exhibit Title

16.01
Letter addressed to the Securities and Exchange Commission, dated June 3, 2002, from Arthur Andersen LLP, the Registrant’s independent auditors, regarding its concurrence with the statements made by the Registrant in Item 4 of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

NEOFORMA, INC.

By:	/s/ ANDREW L. GUGGENHIME
Andrew L. Guggenhime Chief Financial Officer

Date: June 5, 2002

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Exhibit No.	Exhibit Title

16.01
Letter addressed to the Securities and Exchange Commission, dated June 3, 2002, from Arthur Andersen LLP, the Registrant’s independent auditors, regarding its concurrence with the statements made by the Registrant in Item 4 of this report.

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